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                                                                    EXHIBIT 4(6)

                                                                [Execution Copy]

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                            LAYNE CHRISTENSEN COMPANY

                                   $60,000,000

                                  SENIOR NOTES

                             MASTER SHELF AGREEMENT

                            DATED AS OF JULY 31, 2003

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                            LAYNE CHRISTENSEN COMPANY
                          1900 SHAWNEE MISSION PARKWAY
                           MISSION WOODS, KANSAS 66205

                                                             As of July 31, 2003

To: Prudential Investment Management, Inc.
      ("PRUDENTIAL")
    The Prudential Insurance Company of America ("PICA")
    Pruco Life Insurance Company ("PRUCO")
    Security Life of Denver Insurance Company ("SECURITY")
    Each Prudential Affiliate (as hereinafter defined) which becomes bound by certain provisions of this Agreement as hereinafter provided (together with PICA, Pruco and Security, the "PURCHASERS")
    c/o Prudential Capital Group
    2200 Ross Avenue, Suite 4200E
    Dallas, TX 75201

Ladies and Gentlemen:

                  The undersigned, Layne Christensen Company (the "COMPANY"), hereby agrees with you as follows:

                  1. AUTHORIZATION OF ISSUE OF NOTES. The Company will authorize the issue of its senior promissory notes (the "NOTES") in the aggregate principal amount of $60,000,000, to be dated the date of issue thereof; to mature, in the case of each Note so issued, no more than seven years after the date of original issuance thereof; to have an average life, in the case of each Note so issued, of no more than six years after the date of original issuance thereof; to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Note so issued, in the Confirmation of Acceptance with respect to such Note delivered pursuant to paragraph 2F; and to be substantially in the form of Exhibit A-1 attached hereto. The term "NOTES" as used herein shall include each Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. Notes which have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods, and
(vi) the same original date of issuance are herein called a "SERIES" of Notes. Capitalized terms used herein have the meanings specified in paragraph 10.

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                  2.       PURCHASE AND SALE OF NOTES.

                  2A.      FACILITY. Prudential is willing to consider, in its
sole discretion and within limits which may be authorized for purchase by Prudential Affiliates from time to time, the purchase by Prudential Affiliates of Notes pursuant to this Agreement. The willingness of Prudential to consider such purchase of Notes is herein called the "FACILITY". At any time, the aggregate principal amount of Notes stated in paragraph 1, minus the aggregate principal amount of Notes purchased and sold pursuant to this Agreement prior to such time, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time is herein called the "AVAILABLE FACILITY AMOUNT" at such time. NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF NOTES BY PRUDENTIAL AFFILIATES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT, EXCEPT AS PROVIDED IN PARAGRAPH 2H, NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

                  2B.      ISSUANCE PERIOD. Notes may be issued and sold
pursuant to this Agreement until the earlier of (i) the second anniversary of the date of this Agreement (or if any such anniversary is not a Business Day, the Business Day next preceding such anniversary) and (ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, written notice stating that it elects to terminate the issuance and sale of Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day). The period during which Notes may be issued and sold pursuant to this Agreement is herein called the "ISSUANCE PERIOD".

                  2C.      PERIODIC SPREAD INFORMATION. Provided no Default or
Event of Default exists, not later than 9:30 A.M. (New York City local time) on a Business Day during the Issuance Period if there is an Available Facility Amount on such Business Day, the Company may request by telecopier or telephone, and Prudential will, to the extent reasonably practicable, provide to the Company on such Business Day (or, if such request is received after 9:30 A.M. (New York City local time) on such Business Day, on the following Business Day), information (by telecopier or telephone) with respect to various spreads at which Prudential Affiliates might be interested in purchasing Notes of different average lives; provided, however, that the Company may not make such requests more frequently than once in every five Business Days or such other period as shall be mutually agreed to by the Company and Prudential. The amount and content of information so provided shall be in the sole discretion of Prudential but it is the intent of Prudential to provide information which will be of use to the Company in determining whether to initiate procedures for use of the Facility. Information so provided shall not constitute an offer to purchase Notes, and neither Prudential nor any

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Prudential Affiliate shall be obligated to purchase Notes at the spreads specified. Information so provided shall be representative of potential interest only for the period commencing on the day such information is provided and ending on the earlier of the fifth Business Day after such day and the first day after such day on which further spread information is provided. Prudential may suspend or terminate providing information pursuant to this paragraph 2C for any reason, including its determination that the credit quality of the Company has declined since the date of this Agreement.

                  2D.      REQUEST FOR PURCHASE. The Company may from time to
time during the Issuance Period make requests for purchases of Notes (each such request being a "REQUEST FOR PURCHASE"). Each Request for Purchase shall be made to Prudential by telecopier or overnight delivery service, and shall (i) specify the aggregate principal amount of Notes covered thereby, which shall not be less than $5,000,000 and not be greater than the Available Facility Amount at the time such Request for Purchase is made, (ii) specify the principal amounts, final maturities, principal prepayment dates and amounts and interest payment periods (which shall be quarterly in arrears) of the Notes covered thereby,
(iii) specify the use of proceeds of such Notes, (iv) specify the proposed day for the closing of the purchase and sale of such Notes, which shall be a Business Day during the Issuance Period not less than 7 days and not more than 15 days after the making of such Request for Purchase, (v) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Notes are to be transferred on the Closing Day for such purchase and sale, (vi) certify that the representations and warranties contained in paragraph 8 are true on and as of the date of such Request for Purchase and that there exists on the date of such Request for Purchase no Event of Default or Default, and (vii) be substantially in the form of Exhibit B attached hereto. Each Request for Purchase shall be in writing and shall be deemed made when received by Prudential.

                  2E.      RATE QUOTES. Not later than five Business Days after
the Company shall have given Prudential a Request for Purchase pursuant to paragraph 2D, Prudential may, but shall be under no obligation to, provide to the Company by telephone or telecopier, in each case between 9:30 A.M. and 1:30 P.M. New York City local time (or such later time as Prudential may elect) interest rate quotes for the several principal amounts, maturities, principal prepayment schedules, and interest payment periods of Notes specified in such Request for Purchase. Each quote shall represent the interest rate per annum payable on the outstanding principal balance of such Notes, at which a Prudential Affiliate would be willing to purchase such Notes at 100% of the principal amount thereof.

                  2F.      ACCEPTANCE. Within 30 minutes after Prudential shall
have provided any interest rate quotes pursuant to paragraph 2E or such shorter period as Prudential may specify to the Company (such period being the "ACCEPTANCE WINDOW"), the Company may, subject to paragraph 2G, elect to accept such interest rate quotes as to not less than $5,000,000 aggregate principal amount of the Notes specified in the related Request for Purchase. Such election shall be made by an Authorized Officer of the Company notifying Prudential by telephone or telecopier within the Acceptance Window that the Company elects to accept such interest rate

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quotes, specifying the Notes (each such Note being an "ACCEPTED NOTE") as to which such acceptance (an "ACCEPTANCE") relates. The day the Company notifies an Acceptance with respect to any Accepted Notes is herein called the "ACCEPTANCE DAY" for such Accepted Notes. Any interest rate quotes as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Notes hereunder shall be made based on such expired interest rate quotes. Subject to paragraph 2G and the other terms and conditions hereof, the Company agrees to sell to a Prudential Affiliate, and Prudential agrees to cause the purchase by a Prudential Affiliate of, the Accepted Notes at 100% of the principal amount of such Notes. As soon as practicable following the Acceptance Day, the Company, Prudential and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit C attached hereto (a "CONFIRMATION OF ACCEPTANCE"). If the Company should fail to execute and return to Prudential within two Business Days following receipt thereof a Confirmation of Acceptance with respect to any Accepted Notes, Prudential may at its election at any time after such two day Business Day period and prior to its receipt thereof cancel the closing with respect to such Accepted Notes by so notifying the Company in writing.

                  2G.      MARKET DISRUPTION. Notwithstanding the provisions of
paragraph 2F, if Prudential shall have provided interest rate quotes pursuant to paragraph 2E and thereafter prior to the time an Acceptance with respect to such quotes shall have been notified to Prudential in accordance with paragraph 2F the domestic market for U.S. Treasury securities or derivatives shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities or derivatives, then such interest rate quotes shall expire, and no purchase or sale of Notes hereunder shall be made based on such expired interest rate quotes. If the Company thereafter notifies Prudential of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Company that the provisions of this paragraph 2G are applicable with respect to such Acceptance.

                  2H.      CLOSING.

                  2H(1).   SERIES A CLOSING. The Company hereby agrees to sell
to the Purchasers and, subject to the terms and conditions herein set forth, each Purchaser agrees to purchase from the Company under the Facility $40,000,000 of 6.05% Senior Notes, Series A, due 2010 (the "SERIES A NOTES") in the aggregate principal amount set forth opposite its name on the Purchaser Schedule attached hereto at 100% of such aggregate principal amount. The Series A Notes shall be substantially in the form of Exhibit A-2 attached hereto. The Company will deliver to Prudential, at the offices of Prudential Capital Group at 2200 Ross Avenue, Suite 4200E, Dallas, Texas 75201, one or more Notes registered in the name of the Purchasers, evidencing the aggregate principal amount of Series A Notes to be purchased by the Purchasers and in the denomination or denominations specified in the Purchaser Schedule attached hereto against payment of the purchase price thereof by transfer of immediately available funds to the credit of the account specified in the letter from the Company required by paragraph 3A(xv) on

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the date of closing, which shall be July 31, 2003, or any other date upon which the Company and Prudential may mutually agree in writing (the "SERIES A
CLOSING").

                  2H(2).   SUBSEQUENT CLOSINGS. Not later than 11:30 A.M. (New
York City local time) on the Closing Day for any Accepted Notes, the Company will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of Prudential Capital Group, 2200 Ross Avenue, Suite 4200E, Dallas, Texas 75201, the Accepted Notes to be purchased by such Purchaser in the form of one or more Notes in authorized denominations as such Purchaser may request for each Series of Accepted Notes to be purchased on the Closing Day, dated the Closing Day and registered in such Purchaser's name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account specified in the Request for Purchase of such Notes.

                  2H(3).   RESCHEDULED CLOSINGS. If the Company fails to tender
to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Notes as provided above in this paragraph 2H, or any of the conditions specified in paragraph 3 shall not have been fulfilled by the time required on such scheduled Closing Day, the Company shall, prior to 1:00 P.M., New York City local time, on such scheduled Closing Day notify Prudential (which notification shall be deemed received by each Purchaser) in writing whether (x) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than 30 Business Days after such scheduled Closing Day (the "RESCHEDULED CLOSING DAY") and certify to Prudential (which certification shall be for the benefit of each Purchaser) that the Company reasonably believes that it will be able to comply with the conditions set forth in paragraph 3 on such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee in accordance with paragraph 2I(3) or (y) such closing is to be canceled as provided in paragraph 2I(4). In the event that the Company shall fail to give such notice referred to in the preceding sentence, Prudential (on behalf of each Purchaser) may at its election, at any time after 1:00 P.M., New York City local time, on such scheduled Closing Day, notify the Company in writing that such closing is to be canceled as provided in paragraph 2I(4). Notwithstanding anything to the contrary appearing in this Agreement, the Company may elect to reschedule a closing with respect to any given Accepted Notes on not more than one occasion, unless Prudential shall have otherwise consented in writing.

                  2I.      FEES.

                  2I(1). STRUCTURING FEE/CLOSING LEGAL FEE. In consideration for the time, effort and expense involved in the preparation, negotiation and execution of this Agreement, at the time of the execution and delivery of this Agreement by the Company and the other parties hereto, the Company will pay to Prudential, in immediately available funds a fee in the amount of $50,000 (the "STRUCTURING FEE"). In addition, at the time of the execution and delivery of this Agreement by the Company and the other parties hereto, the Company shall pay legal fees and expenses of Baker Botts L.L.P. incurred in connection with the closing of the transaction.

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                  2I(2).   ISSUANCE FEE. The Company will pay to each Purchaser
in immediately available funds a fee (the "ISSUANCE FEE") on each Closing Day (other than in connection with the Series A Closing) in an amount equal to 0.15% of the aggregate principal amount of Notes sold to such Purchaser on such Closing Day.

                  2I(3).   DELAYED DELIVERY FEE. If the closing of the purchase
and sale of any Accepted Note is delayed for any reason beyond the original Closing Day for such Accepted Note, the Company will pay to the Purchaser of such Accepted Note on the Cancellation Date or actual closing date of such purchase and sale a fee (the "DELAYED DELIVERY FEE") calculated as follows:

                           (BEY - MMY) X DTS/360 X PA

where "BEY" means Bond Equivalent Yield, i.e., the bond equivalent yield per annum of such Accepted Note, "MMY" means Money Market Yield, i.e., the yield per annum on a commercial paper investment of the highest quality selected by Prudential on the date Prudential receives notice of the delay in the closing for such Accepted Note having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day or Rescheduled Closing Days (a new alternative investment being selected by Prudential each time such closing is delayed); "DTS" means Days to Settlement, i.e., the number of actual days elapsed from and including the original Closing Day with respect to such Accepted Note to but excluding the date of such payment; and "PA" means Principal Amount, i.e., the principal amount of the Accepted Note for which such calculation is being made. In no case shall the Delayed Delivery Fee be less than zero. Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with paragraph 2H.

                  2I(4).   CANCELLATION FEE. If the Company at any time notifies
Prudential in writing that the Company is canceling the closing of the purchase and sale of any Accepted Note, or if Prudential notifies the Company in writing under the circumstances set forth in the penultimate sentence of paragraph 2H(3) that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, being the "CANCELLATION DATE"), the Company will pay the Purchasers in immediately available funds an amount (the "CANCELLATION FEE") calculated as follows:

                                    PI X PA

where "PI" means Price Increase, i.e., the quotient (expressed in decimals) obtained by dividing (a) the excess of the ask price (as determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by Prudential) of the Hedge Treasury Notes(s) on the Acceptance Day for such Accepted Note by (b) such bid price; and "PA" has the meaning specified in paragraph 2I(3). The foregoing bid and ask prices shall be

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as reported by TradeWeb LLC (or, if such data for any reason ceases to be available through TradeWeb LLC, any publicly available source of similar market data). Each price shall be rounded to the second decimal place. In no case shall the Cancellation Fee be less than zero.

                  3. CONDITIONS OF CLOSING. The obligation of any Purchaser to purchase and pay for any Notes is subject to the satisfaction, on or before the Closing Day for such Notes, of the following conditions:

                  3A.      CERTAIN DOCUMENTS. Such Purchaser shall have received
the following, each dated the date of the applicable Closing Day:

                  (i)      The Note(s) to be purchased by such Purchaser.

                  (ii) Certified copies of the resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the issuance of the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Accepted Notes (provided, that for any Closing Day occurring after the Series A Closing, the Company may certify that there has been no change to any applicable authorization or approval since the date on which it was most recently delivered to such Purchaser under this clause (ii) as an alternative to the further delivery thereof).

                  (iii) A certificate of the Secretary or an Assistant Secretary and one other officer of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder (provided, that for any Closing Day occurring after the Series A Closing, the Secretary or an Assistant Secretary and one other officer of the Company may certify that there has been no change to the officers of the Company authorized to sign Accepted Notes and other documents to be delivered therewith since the date on which a certificate setting forth the names and true signatures of such officers, as described above, was most recently delivered to such Purchaser under this paragraph 3A(iii), as an alternative to the further delivery thereof).

                  (iv) Certified copies of the Certificate of Incorporation and By-laws of the Company (provided, that for any Closing Day occurring after the Series A Closing, the Company may certify that there has been no change to any applicable constitutive document since the date on which it was most recently delivered to such Purchaser under this paragraph 3A(iv), as an alternative to the further delivery thereof).

                  (v) Favorable opinions of Steven F. Crooke, General Counsel of the Company, (or such other counsel designated by the Company and acceptable to the Purchaser(s)) reasonably satisfactory to such Purchaser and substantially in the form of Exhibit D attached hereto and as to such other matters as such Purchaser may reasonably request. The Company hereby directs each such counsel to deliver such

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         opinion, agrees that the issuance and sale of any Accepted Notes will constitute a reconfirmation of such direction, and understands and agrees that each Purchaser receiving such an opinion will and is hereby authorized to rely on such opinion.

                  (vi) A good standing certificate for the Company from the Secretary of State of Delaware dated as of a recent date and such other evidence of the status of the Company as such Purchaser may reasonably request.

                  (vii) The Subsidiary Guaranty Agreement, duly executed and delivered by each of the Subsidiary Guarantors.

                  (viii) Certified copies of the resolutions of the Board of Directors of each Subsidiary Guarantor authorizing the execution and delivery of the Subsidiary Guaranty Agreement, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Subsidiary Guaranty Agreement.

                  (ix) A certificate of the Secretary or an Assistant Secretary and one other officer of each Subsidiary Guarantor certifying the names and true signatures of the officers of such Subsidiary Guarantor authorized to sign the Subsidiary Guaranty Agreement and the other documents to be delivered thereunder.

                  (x) Certified copies of the Certificate of Incorporation and By-laws of each Subsidiary Guarantor.

                  (xi) A good standing certificate for each Subsidiary Guarantor organized in the United States from its state of incorporation dated of a recent date and such other evidence of the status of such Subsidiary Guarantor as such Purchaser may reasonably request.

                  (xii) The Sharing Agreement duly executed by each party thereto.

                  (xiii) Solely with respect to the Series A Closing, certified copies of Requests for Information or Copies (Form UCC-11) or equivalent reports listing all effective financing statements which name the Company or any Subsidiary (under its present name and previous names) as debtor and which are filed in the offices of the Secretaries of State of Delaware, Kansas, Utah, Arizona and California together with copies of such financing statements.

                  (xiv) Additional documents or certificates with respect to legal matters or corporate or other proceedings (including evidence of the appointment of CT Corporation System, Inc. as the Company's agent pursuant to paragraph 11Q(iii)) related to the transactions contemplated hereby as may be reasonably requested by such Purchaser.

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                  (xv)     Written instructions of the Company in the form of
         Exhibit E attached hereto.

                  3B.      REPRESENTATIONS AND WARRANTIES; NO DEFAULT. The
representations and warranties contained in paragraph 8 shall be true on and as of such Closing Day, except to the extent of changes caused by the transactions herein contemplated; there shall exist on such Closing Day no Event of Default or Default and the funding of the Notes on such Closing Day would not reasonably likely give rise to a Default or Event of Default; and the Company shall have delivered to such Purchaser an Officer's Certificate, dated such Closing Day, to both such effects.

                  3C.      PURCHASE PERMITTED BY APPLICABLE LAWS. The purchase
of and payment for the Notes to be purchased by such Purchaser on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition.

                  3D. LEGAL MATTERS. Counsel for such Purchaser, including any special counsel for the Purchasers retained in connection with the purchase and sale of such Accepted Notes, shall be satisfied as to all legal matters relating to such purchase and sale, and such Purchaser shall have received from such counsel favorable opinions as to such legal matters as it may request.

                  3E.      PAYMENT OF FEES. The Company shall have paid to the
Purchasers and Prudential any fees due them pursuant to this Agreement, including the Structuring Fee and legal fees due pursuant to paragraph 2I(1), any Issuance Fee due pursuant to paragraph 2I(2) and any Delayed Delivery Fee due pursuant to paragraph 2I(3).

                  3F.      PROCEEDINGS. All corporate and other proceedings
taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to such Purchaser, and it shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

                  3G.      PRIVATE PLACEMENT NUMBERS. Private Placement numbers
issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

                  3H.      RELATED PROCEEDINGS/BANK AGREEMENT. Solely with
respect to the Series A Closing, the Bank Agreement shall be satisfactory in substance and form to such

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Purchaser and shall be in full force and effect, and such Purchaser shall have received a true, correct and complete copy thereof. In addition, such Purchaser shall have received satisfactory evidence that (i) the transactions contemplated by the Bank Agreement have been consummated prior to or concurrently with the Series A Closing, pursuant to and in accordance with the terms and conditions of the Bank Agreement and (ii) that the conditions precedent to the closing of the Bank Agreement have been satisfied or waived.

                  3I.      PREPAYMENT OF NOTES ISSUED UNDER THE EXISTING CREDIT
AGREEMENT AND RELEASE OF LIENS. Such Purchaser shall have received the following:

                  (i) True and complete copies of the Existing Credit Loan Documents and any amendments to any such documents and any other documents related to the repayment of the notes issued under the Existing Credit Agreement as may be reasonably required by the Purchasers as a condition precedent to the effectiveness of this Agreement, in effect at the Series A Closing;

                  (ii) A certificate of a Responsible Officer of the Company dated the date of the Series A Closing: (a) certifying that the Company has made arrangements to irrevocably pay to the holders of the notes issued under the Existing Credit Agreement on the date of the Series A Closing, a sum of cash sufficient to repay in full such notes and (b) attaching true and correct copies of payoff letters, designating the date of the Series A Closing as the payoff date, received from each holder of such notes; and

                  (iii) Evidence satisfactory to the Purchasers that all Liens associated with the Existing Credit Agreement have been or are being released or terminated contemporaneously with the repayment of the notes issued under the Existing Credit Agreement; and releases of Liens associated with such notes.

                  4. PREPAYMENTS. The Notes shall be subject to prepayment with respect to any required prepayments set forth in such Notes as provided in paragraph 4A and with respect to the optional prepayments permitted by paragraph 4B.

                  4A.      REQUIRED PREPAYMENTS. The Notes of each Series shall
be subject to required prepayments, if any, set forth in the Notes of such Series.

                  4B.      OPTIONAL PREPAYMENT WITH YIELD-MAINTENANCE AMOUNT.
The Notes shall be subject to prepayment, in whole at any time or from time to time in part (in integral multiples of $100,000 and in a minimum amount of $1,000,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Note. Any partial prepayment of any such Note(s) pursuant to this paragraph 4B shall be applied in satisfaction of required payments of principal of such Note(s) in inverse order of their scheduled due dates.

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                  4C.      NOTICE OF OPTIONAL PREPAYMENT. The Company shall give
the holder of each Note to be prepaid pursuant to paragraph 4B irrevocable written notice of such prepayment not less than 10 Business Days prior to the prepayment date, specifying such prepayment date, specifying the aggregate principal amount of the Notes to be prepaid on such date, identifying each Note held by such holder, and the principal amount of each such Note, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 4B. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, herein provided, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4B, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each holder of Notes which shall have designated a recipient for such notices in the Purchaser Schedule attached hereto or by notice in writing to the Company.

                  4D.      APPLICATION OF PREPAYMENTS. Upon any partial
prepayment of the Notes pursuant to 4B, the amount to be prepaid shall be applied pro rata to all outstanding Notes of all Series (including, for the purpose of this paragraph 4D only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A or 4B) according to the respective unpaid principal amounts thereof.

                  4E.      RETIREMENT OF NOTES. The Company shall not, and shall
not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated installment or final maturities (other than by prepayment pursuant to paragraphs 4A or 4B or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder.

                  5. AFFIRMATIVE COVENANTS. During the Issuance Period and so long thereafter as any Note is outstanding and unpaid, the Company covenants as follows:

                  5A.      FINANCIAL STATEMENTS; NOTICE OF DEFAULTS. The Company
will deliver to each holder of any Notes in duplicate:

                  (i) as soon as practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year (or, if earlier, such date as the Company is required to file a Quarterly Report on Form 10-Q with the
         SEC), consolidating and consolidated statements of income and consolidated statements of cash flows of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidating and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments; provided, however, that delivery pursuant to clause (iii) below of copies of the Quarterly Report on Form l0-Q of the Company for such quarterly period filed with the SEC shall be deemed to satisfy the requirements of this clause (i) with respect to consolidated financial statements so long as such statements contained in such Quarterly Report on Form 10-Q are prepared in accordance with GAAP;

                  (ii) as soon as practicable and in any event within 90 days after the end of each fiscal year (or, if earlier, such date as the Company is required to file an Annual Report on Form 10-K with the
         SEC), consolidating and consolidated statements of income and consolidated statements of cash flows of the Company and its Subsidiaries for such year, and a consolidating and consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and satisfactory in form to the Required Holder(s) and, as to the consolidated statements, reported on by independent public accountants of recognized national standing selected by the Company whose report shall be without limitation as to scope of the audit and satisfactory in substance to the Required Holder(s) and, as to the consolidating statements, certified by an authorized financial officer of the Company; provided, however, that delivery pursuant to clause
         (iii) below of copies of the Annual Report on Form 10-K of the Company for such fiscal year filed with the SEC shall be deemed to satisfy the requirements of this clause (ii) with respect to consolidated financial statements so long as such statements contained in such Annual Report on Form 10-K are prepared in accordance with GAAP;

                  (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports which it files with the SEC;

                  (iv) promptly upon receipt thereof, a copy of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary;

                  (v) promptly upon delivery thereof to the Administrative Agent or any Lender (as such terms are defined in the Bank Agreement) copies of all such notices, reports and other materials which the Company or any Subsidiary is required under the Bank Agreement to deliver to the Administrative Agent or any Lender, including, but not limited to monthly financial statements delivered pursuant to Section
         12.11.2 of the Bank Agreement and annual projections delivered pursuant to Section 12.13 of the Bank Agreement; and

                  (vi) with reasonable promptness, such other information respecting the condition or operations, financial or otherwise, of the Company or any of its Subsidiaries as such holder may reasonably request.

Together with each delivery of financial statements required by clauses (i) and
(ii) above, the Company will deliver to each holder of any Notes an Officer's Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraphs 6A(1), 6A(2), 6A(3), 6A(4) and 6B(5)(iv) and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. Together with each delivery of financial statements required by clause (ii) above, the Company will deliver to each holder of any Notes a certificate of such accountants stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.

                  The Company also covenants that immediately after any Responsible Officer obtains knowledge of an Event of Default or Default, it will deliver to each holder of any Notes an Officer's Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

                  5B.      INFORMATION REQUIRED BY RULE 144A. The Company will,
upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to and in compliance with the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5B, the term "QUALIFIED INSTITUTIONAL BUYER" shall have the meaning specified in Rule 144A under the Securities Act.

                  5C.      INSPECTION OF PROPERTY. The Company will permit any
Person designated by any holder in writing, at such holder's expense if no Default or Event of Default exists and at the Company's expense if a Default or Event of Default does exist, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and its independent public accountants, all at such reasonable times and as often as such holder may reasonably request.

                  5D.      COVENANT TO SECURE NOTES EQUALLY. The Company will,
if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6B(1) (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph
11C), make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such other Indebtedness shall be so secured.

                  5E.      COMPLIANCE WITH LAWS. The Company will, and will
cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental and Safety Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the business, condition (financial or otherwise), operations or prospects of the Company and its Subsidiaries taken as a whole.

                  5F.      INSURANCE. The Company will, and will cause each of
its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

                  5G.      MAINTENANCE OF EXISTENCE. Subject to paragraph 6
hereof, the Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence, material rights, licenses, permits and franchises; provided that nothing in this paragraph shall prevent the abandonment or termination of the existence of any Subsidiary, or the rights or franchises of any Subsidiary or the Company if such abandonment or termination would not have a material adverse effect upon the business, condition (financial or otherwise) operations or prospects of the Company and its Subsidiaries taken as a whole.

                  5H.      MAINTENANCE OF PROPERTY. The Company will, and will
cause each of its Subsidiaries to, at all times maintain and preserve all property used or useful in its business in good working order and condition, and from time to time make, or cause to be made, all needful and proper repairs, renewals and replacements thereto, so that the business carried on in connection therewith may be properly conducted at all times, except to the extent that the failure to do so would not have a material adverse effect upon the business, condition (financial or otherwise), operations or prospects of the Company and its Subsidiaries taken as a whole.

                  5I.      PAYMENT OF TAXES. The Company will, and will cause
each of its Subsidiaries to, pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, prior to the time penalties would attach thereto, as well as lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a Lien or charge upon such properties or any part thereof; provided, however, that (i) neither the Company nor any Subsidiary shall be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be subject to an active challenge or contest initiated in good faith for which adequate reserves have been established in accordance with GAAP and (ii) no Default or Event of Default shall arise under this paragraph 5I if the aggregate amount of such taxes, assessments, charges, levies or claims which have not been paid when due (and which are not covered by clause (i)) do not exceed $100,000.

                  5J.      PARITY WITH OTHER INDEBTEDNESS. The Company will, and
will cause its Subsidiaries to, execute all such documents and take all such actions as the Required Holder(s) may reasonably request in order to assure that at all times (i) the Notes shall rank in right of payment senior to or pari passu with all other Indebtedness of the Company and (ii) each Subsidiary Guarantor's guaranty obligations under the Subsidiary Guaranty Agreement in respect of the Notes shall rank in right of payment senior to or pari passu with all other Indebtedness of such Subsidiary Guarantor.

                  5K.      COVENANT REGARDING SUBSIDIARY GUARANTY.

                  (i) The Company covenants that if, at any time after the date of this Agreement, any Subsidiary shall enter into a Guarantee in respect of the Bank Agreement (or any refinancing thereof), or otherwise becomes directly or indirectly liable for, all or any part of the Indebtedness under, or in respect of, the Bank Agreement (or any refinancing thereof), the Company will cause each such Subsidiary contemporaneously with entering into any such Guarantee or becoming directly or indirectly liable in respect of such Indebtedness, to guaranty the obligations of the Company under this Agreement and the Notes by executing a copy of the Guarantor Supplement attached as Annex A to the Subsidiary Guaranty Agreement promptly after the creation or acquisition of such Subsidiary.

                  (ii) The Company shall not permit any Subsidiary to deliver a Guarantee in respect of the Bank Agreement (or any refinancing thereof) or to otherwise become directly or indirectly liable for, all or any part of the Indebtedness under, or in respect of, the Bank Agreement (or any refinancing thereof) unless the parties to the Bank Agreement have signed the Sharing Agreement.

                  5L.      COVENANT REGARDING EXISTING UNIFORM COMMERCIAL CODE
FILINGS. The Company shall on or before October 15, 2003 (or such later date as the Required Holders may approve in their reasonable discretion), cause the amendment of all uniform commercial code filings of record against the Company or any Subsidiary that the Required Holders reasonably believe to cover assets that should not be subject to a security interest in a manner reasonably acceptable to the Required Holders.

                  6. NEGATIVE COVENANTS. During the Issuance Period and so long thereafter as any Note or other amount due hereunder is outstanding and unpaid, the Company covenants as follows:

                  6A(1).   FIXED CHARGE COVERAGE. The Company will not permit,
on any date, the ratio of EBITDAR to Fixed Charges in each case for the period of four consecutive quarters ended on or prior to such date, to be less than
2.00 to 1.00.

                  6A(2).   TOTAL INDEBTEDNESS TO EBITDA RATIO. The Company will
not permit, on any date, the ratio of (i) Total Indebtedness on such date to
(ii) EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date, to be greater than 3.00 to 1.00 for any date through January 31, 2005, and 2.75 to 1.00 on any date thereafter.

                  6A(3).   TANGIBLE NET WORTH. The Company will not permit
Tangible Net Worth at any time to be less than $64,158,000 plus the sum of (i)
(a) 50% of positive Net Income (without reduction for losses in any period) for the fiscal year ended January 31, 2004 and thereafter (b) 50% of positive Net Income (without reduction for losses in any period) for each period of two fiscal quarters ending each July 31 and January 31 thereafter and (ii) 100% of the Net Proceeds from the issuance and sale of equity securities after the date hereof.

                  6A(4).   PRIORITY DEBT. The Company will not permit Priority
Debt at any time to exceed 10% of Tangible Net Worth.

                  6B.      LIENS AND OTHER RESTRICTIONS.

                  6B(1).   LIENS. The Company will not and will not permit any
Subsidiary to create, assume or suffer to exist any Lien upon any of its properties or assets, whether now owned or hereafter acquired, or any income, participation, royalty or profits therefrom (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the provisions of paragraph 5D), except

                  (i) Liens for taxes, assessments or other governmental levies or charges not yet due or which are being contested in good faith by the Company or any Subsidiary for which adequate reserves have been taken in accordance with GAAP;

                  (ii) statutory Liens of landlords and Liens of carriers, contractors, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or are being contested in good faith by the Company or any Subsidiary for which adequate reserves have been taken in accordance with GAAP;

                  (iii) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to the Company or a Subsidiary Guarantor;

                  (iv) Liens (other than any Lien imposed by ERISA) incurred, or deposits made, in the ordinary course of business (A) in connection with workers' compensation, unemployment insurance, old age benefit and other types of social security, (B) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance bonds, purchase, construction, government, sales or insurance contracts and other similar obligations or (C) otherwise to satisfy statutory or legal obligations; provided that in each such case such Liens (1) were not incurred or made in connection with the incurrence or maintenance of Indebtedness, the borrowing of money, the obtaining of advances or credit (except as provided in clause (B) above), and (2) do not in the aggregate materially detract from the value of the property or assets so encumbered or materially impair the use thereof in the operation of its business;

                  (v)      Liens in existence on the date hereof as set forth on
         Schedule 6B(1) attached hereto;

                  (vi) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to use of real property, that are necessary for the conduct of the operations of the Company and its Subsidiaries or that customarily exist on properties of corporations engaged in similar businesses and are similarly situated and that do not in any event materially impair their value or their use in the operations of the Company and its Subsidiaries;

                  (vii) any attachment or judgment Lien, unless (A) the judgment it secures shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal or (B) the Company shall fail to actively contest such attachment or judgment Lien within thirty (30) days after the entry thereof and post within such time period a bond therefor in the full amount of the judgment plus applicable statutory costs and attorneys' fees or such other amount as may be ordered by the applicable court; provided the aggregate amount of such attachment or judgment Liens shall not secure obligations in excess of $1,000,000 at any time;

                  (viii) Liens granted to joint venture partners (including other Persons who the Company or a Subsidiary Guarantor or a Subsidiary of Layne Energy is in a business relationship with respect to coalbed methane gas projects) on equity interests owned by the Company or any Subsidiary in connection with the formation of a Person (other than an individual) in which the ownership interests are held in part by the Company or a Subsidiary and a non-affiliated Person; provided that such Lien is limited solely to the equity in the joint venture with no recourse to the Company or such Subsidiary except to the extent disclosed in Item 2 of Schedule 6B(1) for such projects existing on the date hereof; and

                  (ix)     Liens other than those described in clauses (i) -
         (viii) above that secure Indebtedness (other than Indebtedness under the Bank Agreement); provided that (A) after granting such Lien the Company is in compliance with paragraph 6A(4) and (B) except to the extent disclosed in Item 2 of Schedule 6B(1) for such projects existing on the date hereof, in no event shall the Company or any Subsidiary permit any Lien to exist at any time on any of their respective current assets.

                  6B(2).   LOANS, ADVANCES AND INVESTMENTS. The Company will not
and will not permit any Subsidiary to make or permit to remain outstanding any loan or advance to, or extend credit other than credit extended in the normal course of business to any Person who is not an Affiliate of the Company to, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, or commit to do any of the foregoing, (all of the foregoing collectively being "INVESTMENTS"), except

                  (i) investments in, and loans or advances to, any Subsidiary that is a Subsidiary Guarantor; provided that Investments in Layne Energy must be by the Company and must be in the form of Indebtedness;

                  (ii) stock, membership interests, obligations or other securities of, or capital contributions to, a corporation or other entity which immediately after the purchase or acquisition of such stock, membership interests, obligations or other securities will be a Subsidiary, provided that contemporaneously with such purchase or acquisition, such Person has become a Subsidiary Guarantor;

                  (iii) obligations backed by the full faith and credit of the United States Government (whether issued by the United States Government or an agency thereof), and obligations guaranteed by the United States Government, in each case which mature within one year from the date acquired;

                  (iv) demand and time deposits with, or certificates of deposit issued by, any commercial bank or trust company (A) organized under the laws of the United States or any of its states or having branch offices therein, (B) having equity capital in excess of $250,000,000 and (C) which issues either (1) senior debt securities rated A or better by S&P, or by Moody's or (2) commercial paper rated A-1 by S&P or Prime-1 by Moody's, in each case payable in the United States in United States dollars, in each case which mature within one year from the date acquired;

                  (v) readily marketable commercial paper rated as A-1 or better by S&P or Prime-1 or better by Moody's (or, in either case, an equivalent rating from another nationally recognized credit rating agency) and maturing not more than 270 days from the date acquired;

                  (vi) bonds, debentures, notes or similar debt instruments issued by a state or municipality given a "AA" rating or better by S&P or an equivalent rating by another nationally recognized credit rating agency and maturing not more than one year from the date acquired;

                  (vii) negotiable instruments endorsed for collection in the ordinary course of business;

                  (viii) the loans, investments and advances existing as of the date hereof and listed on Schedule 6B(2) attached hereto;

                  (ix) investments comprised of notes payable, or stock or other securities issued by account debtors to the Company or any Subsidiary pursuant to negotiated agreements with respect to settlement of such account debtor's account in the ordinary course of business;

                  (x) loans or advances to employees not in excess of $750,000 in the aggregate outstanding at any time;

                  (xi) any loan to a Person to finance the purchase of real property, personal property, services or equipment from the Company or any Subsidiary provided that (a) if such loan exceeds $200,000, the Company or such Subsidiary shall retain a Lien on any property or equipment sold to the extent permitted under applicable law, (b) the aggregate principal amount of all such loans to any Person or its affiliates outstanding at any time shall not exceed $2,500,000 and (c) the aggregate principal amount of all such loans outstanding at any time shall not exceed $5,000,000;

                  (xii) investments in water wells drilled by the Company or any Subsidiary for local municipalities in connection with which such municipality has entered into a contract with the Company or such Subsidiary to purchase water from the well and to purchase the well from the Company or any Subsidiary at a future date; provided the aggregate amount invested by the Company and its Subsidiaries in all such investments shall not exceed $2,500,000 in the aggregate outstanding at any time; and

                  (xiii) so long as no Default has occurred and is continuing or would be caused thereby, making investments (excluding interest on intercompany indebtedness and royalties) in (a) Persons that are not Subsidiaries and (b) Subsidiaries that are not Subsidiary Guarantors; provided that the aggregate amount of all such investments in clauses
         (a) and (b) made after the date of this Agreement shall not at any time exceed 15% of Tangible Net Worth plus up to $5,000,000 in the aggregate outstanding at any time with respect to Layne Water Development of Texas, LLC, in each case, as calculated as of any date.

                  6B(3).   SALE OF STOCK AND INDEBTEDNESS OF SUBSIDIARIES. The
Company will not and will not permit any Subsidiary to sell or otherwise dispose of, or part with control of, any shares of stock or Indebtedness of any Subsidiary, except (i) to the Company or a Subsidiary Guarantor or (ii) that all shares of stock and Indebtedness of any Subsidiary at the time owned by or owed to the Company and all Subsidiaries may be sold as an entirety for a cash consideration which represents the fair value (as determined in good faith by the Board of Directors of the Company) at the time of sale of the shares of stock and Indebtedness so sold; provided that (A) such sale or other disposition is treated as a Transfer of assets of such Subsidiary and is permitted by paragraph 6B(5) and (B) at the time of such sale, such Subsidiary shall not own, directly or indirectly, any shares of stock or Indebtedness of any other Subsidiary (unless all of the shares of stock and Indebtedness of such other Subsidiary owned, directly or indirectly, by the Company and all Subsidiaries are simultaneously being sold as permitted by this paragraph 6B(3)).

                  6B(4).   MERGER AND CONSOLIDATION. The Company will not and
will not permit any Subsidiary to merge or consolidate with or into any other Person, except that:

                  (i) any Subsidiary may merge or consolidate with or into the Company provided that the Company is the continuing or surviving corporation;

                  (ii) any Subsidiary may merge or consolidate with or into a Subsidiary Guarantor provided that such Subsidiary Guarantor is the continuing or surviving corporation;

                  (iii) the Company may consolidate or merge with any other corporation if (A) the Company is the continuing or surviving corporation and is a solvent corporation with substantially all of its assets located and substantially all of its operations conducted within the United States of America, (B) no Default or Event of Default exists before or after such merger or consolidation, (C) the Tangible Net Worth of the surviving corporation is at least as great as the Tangible Net Worth of the Company immediately prior to such merger or consolidation and (D) the core managers of the Company prior to the merger or consolidation shall be the core managers of the continuing or surviving entity; and

                  (iv) any Subsidiary may merge or consolidate with any other corporation, provided that, immediately after giving effect to such merger or consolidation (a) a Wholly Owned Subsidiary shall be the continuing or surviving corporation, (b) no Default or Event of Default exists before or after such merger or consolidation and (c) the Tangible Net Worth of the Company following the merger or consolidation is at least as great as the Tangible Net Worth of the Company immediately prior to such merger or consolidation.

                  6B(5).   TRANSFER OF ASSETS. The Company will not and will not
permit any Subsidiary to Transfer, or agree or otherwise commit to Transfer, any of its assets except that

                  (i) any Subsidiary may Transfer assets to the Company or a Subsidiary Guarantor;

                  (ii) the Company or any Subsidiary may sell inventory in the ordinary course of business;

                  (iii) the Company or any Subsidiary may Transfer assets that, in its good faith, reasonable judgment, have no further useful or productive capacity, are fully used or depreciated, are obsolete or are no longer necessary or productive in the ordinary course of the Company's business; and

                  (iv) the Company or any Subsidiary may otherwise Transfer assets, provided that after giving effect thereto (A) the aggregate value of any assets Transferred in any fiscal year does not exceed $2,000,000 and (B) the aggregate value of assets Transferred from date hereof shall not exceed $5,000,000.

                  6B(6).   SALE AND LEASE-BACK. The Company will not and will
not permit any Subsidiary to enter into any arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by the Company or any Subsidiary of real or personal property which has been or is to be Transferred by the Company or any Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or rental obligations of the Company or any Subsidiary unless (A) such property is newly acquired or constructed property and the Company or a Subsidiary shall enter into a lease, as lessee, within 90 days following the acquisition or construction of such property, (B) the aggregate value of property acquired and sold pursuant to clause (A) hereof shall be less than $2,500,000 in the aggregate in any fiscal year and (C) no Default or Event of Default has occurred and is continuing and no Default or Event of Default is reasonably likely to occur as a result of such transaction.

                  6B(7).   SALE OR DISCOUNT OF RECEIVABLES. The Company will not
and will not permit any Subsidiary to sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

                  6B(8).   RELATED PARTY TRANSACTIONS. The Company will not and
will not permit any Subsidiary to directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, in the ordinary course of business or otherwise any Related Party except in the ordinary course of business and upon terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those that could be obtained in an arm's-length transaction with an unrelated third party; provided that the foregoing shall not apply to any transaction between (i) the Company and any Wholly Owned

Subsidiary or between Wholly Owned Subsidiaries and (ii) sales to, or purchases from, any such Related Party of shares of common stock for cash consideration equal to the fair market value thereof (except pursuant to employee stock option, stock appreciation and similar stock-based incentive plans applicable to employees of the Company that have been approved by a majority of the Company's outside directors).

                  6C.      ISSUANCE OF STOCK BY SUBSIDIARIES. The Company will
not permit any Subsidiary (either directly, or indirectly by the issuance of rights or options for, or securities convertible into, such shares) to issue, sell or dispose of any shares of its stock of any class except (i) for directors' qualifying shares or other shares issued to comply with local ownership legal requirements (but not in excess of the minimum number of shares necessary to satisfy such requirement), and (ii) to the Company or a Subsidiary Guarantor.

                  6D.      SUBSIDIARY RESTRICTIONS. The Company will not and
will not permit any Subsidiary to enter into, or be otherwise subject to, any contract, agreement or other binding obligation that directly or indirectly limits the amount of, or otherwise restricts (i) the payment to the Company of dividends or other redemptions or distributions with respect to its capital stock by any Subsidiary, (ii) the repayment to the Company by any Subsidiary of intercompany loans or advances or (iii) other intercompany transfers to the Company of property or other assets by Subsidiaries.

                  6E.      CHANGE OF BUSINESS. The Company will not change, and
will not permit any Subsidiary to change, in any material respect the nature of its business or operations from the business conducted by the Company and its Subsidiaries on the date hereof and will not engage, and will not permit any Subsidiary to engage directly or indirectly in any material business activity, or purchase or otherwise acquire any material property, in either case not directly related to the conduct of its business or operations as presently carried on; provided that the Company or any Subsidiary may engage in other businesses so long as the aggregate amount invested (whether via acquisition of assets or stock, loans or advances, or otherwise) by the Company and its Subsidiaries in all such businesses after the date hereof shall not exceed $3,000,000.

                  6F.      MOST FAVORED LENDER STATUS. The Company will not and
will not permit any Subsidiary to enter into, assume or otherwise be bound or obligated under any agreement creating or evidencing Indebtedness in excess of $500,000 containing one or more Additional Covenants or Additional Defaults, unless prior written consent to such agreement shall have been obtained pursuant to paragraph 11C; provided, however, in the event the Company or any Subsidiary shall enter into, assume or otherwise become bound by or obligated under any such agreement without the prior written consent of the holders of the Notes, the terms of this Agreement shall, without any further action on the part of the Company or any of the holders of the Notes, be deemed to be amended automatically to include each Additional Covenant and each Additional Default contained in such agreement. The Company further covenants to promptly execute and deliver at its expense (including, without limitation, the fees and expenses of counsel for the holders of the Notes) an amendment to this Agreement in form and substance satisfactory to the Required Holder(s) evidencing the amendment of this Agreement to include such Additional Covenants and Additional Defaults, provided that the execution and delivery of such amendment shall not be a precondition to the effectiveness of such amendment as provided for in this paragraph 6F, but shall merely be for the convenience of the parties hereto. Notwithstanding the foregoing, the Bank Agreement and related documents as they exist on the date hereof are not implicated by this paragraph 6F.

                  6G.      DISTRIBUTIONS; REDEMPTIONS. The Company shall not
permit or allow, or permit or allow any Subsidiary to, (i) declare or pay any dividends on any of its capital stock (other than stock dividends), (ii) purchase or redeem any such stock or any warrants, options or other rights in respect of such stock, (iii) make any other distribution to shareholders (other than the issuance of stock, or stock options in respect thereof, to directors, officers and employees pursuant to written incentive compensation plans), (iv) prepay, purchase or redeem any subordinated Indebtedness or (v) set aside funds for any of the foregoing; provided, however, that (a) any Subsidiary may declare and pay dividends to the Company or to a Wholly-Owned Subsidiary, and (b) so long as there is no Event of Default and no Default or Event of Default is reasonably likely to occur from such payment, the Company may purchase stock of the Company on the open market and re-issue such stock to officers and employees of the Company in connection with written incentive compensation plans or other agreements with officers, directors or employees of the Company approved by the Board of Directors of the Company or any compensation committee thereof and the Company may pay dividends to its shareholders and/or repurchase stock of the Company provided that the aggregate amount of all such dividends and repurchases described in this clause (b) shall not exceed 50% of the Company's annual consolidated Net Income in any fiscal year if declared and paid within 90 days following such fiscal year end.

                  6H.      AMENDMENT TO BANK AGREEMENT. The Company will not and
will not permit any Subsidiary to amend, modify, supplement, restate, replace or change the Bank Agreement or any related documents, except to the extent such change could not reasonably be expected to materially adversely affect Prudential or any holder of Notes.

                  6I.      LAYNE ENERGY. Notwithstanding the provisions of
paragraph 6B(3) and paragraph 6C, and acknowledging that the provisions of paragraph 6B(5) shall not be applicable to the transaction contemplated by this paragraph 6I, up to 40% in the aggregate of the equity of Layne Energy may be sold in one or more public offerings if (i) no Default or Event of Default has occurred and is continuing at the time of such sale and no Default or Event of Default occurs or is reasonably likely to occur from such sale; (ii) for each of the two fiscal quarters prior to such sale, the ratio calculated in paragraph 6A(2) is less than 2.25 to 1.00 with such calculation being made as if Layne Energy was not a Subsidiary for such periods and therefore excluded from such calculation; (iii) Layne Energy, promptly following formation, is a Subsidiary Guarantor and remains a Subsidiary Guarantor, but following any such initial public offering, only to the extent of Layne Energy's Indebtedness to the Company or any of its Subsidiaries; and (iv) to the extent proceeds of such offering in excess of

$5,000,000 are used to repay, prepay or otherwise retire Indebtedness of the Company, the Company shall make an offer to prepay Indebtedness outstanding under the Notes and under the Bank Agreement on a pro rata basis. The Required Holders may accept such offer within 10 Business Days of receipt of such offer by written notice to the Company. If the Required Holders fail to give such notice, such failure will be deemed an acceptance of such offer. If such offer is accepted, the Company shall prepay the Notes in accordance with paragraph 4B. If the Required Holders reject such offer, the Company may use such excess proceeds to repay the Indebtedness under the Bank Agreement.

                  7.       EVENTS OF DEFAULT.

                  7A.      ACCELERATION. If any of the following events shall
occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

                  (i) the Company defaults in the payment of any principal of, or Yield-Maintenance Amount payable with respect to, any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

                  (ii) the Company defaults in the payment of any interest on any Note on any date due; or

                  (iii) the Company or any Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company or any Subsidiary) prior to any stated maturity, provided that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Company or any Subsidiary) shall occur and be continuing exceeds $1,000,000; or

                  (iv) any representation or warranty made by the Company herein or by the Company or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

                  (v) the Company fails to perform or observe any term, covenant or agreement contained in paragraph 5K, paragraph 6 or the last sentence of paragraph 5A; or

                  (vi) the Company fails to perform or observe any other term, covenant, agreement or condition contained herein and such failure shall not be remedied within 30 days after any Responsible Officer obtains actual knowledge thereof; or

                  (vii) the Company or any Material Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

                  (viii) any decree or order for relief in respect of the Company or any Material Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (the "BANKRUPTCY LAW"), of any jurisdiction; or

                  (ix) the Company or any Material Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Material Subsidiary, or of any substantial part of the assets of the Company or any Material Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Material Subsidiary) relating to the Company or any Material Subsidiary under the Bankruptcy Law of any other jurisdiction; or

                  (x) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Material Subsidiary and the Company or such Material Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

                  (xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                  (xii) any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of the Company and its Subsidiaries (determined in accordance with GAAP) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of the consolidated net income of the Company and its Subsidiaries (determined in accordance with GAAP) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                  (xiii) one or more judgments or orders in an aggregate amount in excess of $1,000,000 is rendered against the Company or any Subsidiary and either (i) enforcement proceedings have been commenced by any creditor upon any such judgment or order or (ii) within 30 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 30 days after the expiration of any such stay, such judgment is not discharged; or

                  (xiv) (A) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (B) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of such proceedings, (C) the aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $500,000,
         (D) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (E) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan or (F) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would materially increase the liability of the Company or any Subsidiary thereunder; or

                  (xv) any provision of the Subsidiary Guaranty Agreement after delivery thereof under paragraph 3A(vii) shall for any reason cease to be valid and binding on a Subsidiary Guarantor, or a Subsidiary Guarantor shall so state in writing;

then (a) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 7A, any holder of any Note may at its option, by notice in writing to the Company, declare all of the Notes held by such holder to be, and all of the Notes held by such holder shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable at par together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company and (c) if such event is any Event of Default other than as specified in preceding clause (b), the Required Holder(s) of the Notes may at its or their option by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company.

                  The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of the Yield-Maintenance Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

                  7B.      RESCISSION OF ACCELERATION. At any time after any or
all of the Notes shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

                  7C.      NOTICE OF ACCELERATION OR RESCISSION. Whenever any
Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

                  7D.      OTHER REMEDIES. If any Event of Default or Default
shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

                  8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants as follows:

                  8A.      ORGANIZATION. The Company is a corporation duly
organized and validly existing in good standing under the laws of the State of Delaware, each Subsidiary is duly organized and validly existing in good standing under the laws of the jurisdiction in which it is incorporated, and the Company has and each Subsidiary has the corporate power to own its respective property and to carry on its respective business as now being conducted. The execution, delivery and performance by the Company of this Agreement and the Notes are within the Company's corporate powers and have been duly authorized by all necessary corporate action.

                  8B.      FINANCIAL STATEMENTS. The Company has furnished
Prudential and each Purchaser of the Series A Notes and any Accepted Notes with the following financial statements, identified by a principal financial officer of the Company: (i) consolidating and consolidated balance sheets of the Company and its Subsidiaries as at January 31, in each of the three fiscal years of the Company most recently completed prior to the date as of which this representation is made or repeated to such Purchaser (other than fiscal years completed within 90 days prior to such date for which audited financial statements have not been released) and consolidating and consolidated statements of income and consolidated statements of cash flows of the Company and its Subsidiaries for each such year, all reported on, with respect to consolidated statements, by an independent certified public accounting firm of national standing; and (ii) a consolidating and consolidated balance sheet of the Company and its Subsidiaries as at the end of the quarterly period (if any) most recently completed prior to such date and after the end of such fiscal year (other than quarterly periods completed within 45 days prior to such date for which financial statements have not been released) and the comparable quarterly period in the preceding fiscal year and consolidating and consolidated statements of income and consolidated statements of cash flows for the periods from the beginning of the fiscal years in which such quarterly periods are included to the end of such quarterly periods, prepared by the Company. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with GAAP consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, cash flows and stockholders' equity fairly present the results of the operations of the Company and its Subsidiaries and their cash flows for the periods indicated. There has been no material adverse change in the business, property or assets, condition (financial or otherwise) operations or prospects of the Company and its Subsidiaries taken as a whole since the end of the most recent fiscal year for which such audited financial statements have been furnished.

                  8C.      ACTIONS PENDING. There is no action, suit,
investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which might result in any material adverse change in the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries which purports to affect the validity or enforceability of this Agreement or any Note.

                  8D.      OUTSTANDING INDEBTEDNESS. Neither the Company nor any
of its Subsidiaries has outstanding any Indebtedness except as permitted by paragraph 6A(2). There exists no default under the provisions of any instrument evidencing Indebtedness in an amount greater than $100,000 or of any agreement relating thereto.

                  8E.      TITLE TO PROPERTIES. The Company has and each of its
Subsidiaries has good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the most recent audited balance sheet referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6B(1). All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect.

                  8F.      TAXES. The Company has and each of its Subsidiaries
has filed all federal, state and other income tax returns which, to the best knowledge of the officers of the Company and its Subsidiaries, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP.

                  8G.      CONFLICTING AGREEMENTS AND OTHER MATTERS. Neither the
Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, condition (financial or otherwise) or operations. Neither the execution nor delivery of this Agreement or the Notes, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company of the type to be evidenced by the Notes except as set forth in the agreements listed in Schedule 8G attached hereto.

                  8H.      OFFERING OF NOTES. Neither the Company nor any agent
acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than institutional investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of Section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

                  8I.      USE OF PROCEEDS. The proceeds of the Series A Notes
will be used to refinance existing indebtedness and for general corporate purposes. None of the proceeds of the sale of any Notes will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" as defined in Regulation U (12 CFR
Part 221) of the Board of Governors of the Federal Reserve System ("MARGIN STOCK") or for the purpose of maintaining, reducing or retiring any Indebtedness which was originally incurred to purchase or carry any stock that is then currently a margin stock or for any other purpose which might constitute the purchase of such Notes a "purpose credit" within the meaning of such Regulation U, unless the Company shall have delivered to the Purchaser which is purchasing such Notes, on the Closing Day for such Notes, an opinion of counsel satisfactory to such Purchaser stating that the purchase of such Notes does not constitute a violation of such Regulation U. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation T, Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

                  8J.      ERISA. No accumulated funding deficiency (as defined
in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the PBGC has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from or will not involve any transaction which is subject to the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of the representation of each Purchaser in paragraph 9B as to the source of funds to be used by it to purchase any Notes.

                  8K.      GOVERNMENTAL CONSENT. Neither the nature of the
Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or any action by or notice to or filing with any court or administrative or governmental or regulatory body (other than routine filings after the Closing Day for any Notes with the SEC and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of the Notes.

                  8L.      ENVIRONMENTAL COMPLIANCE. The Company and its
Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations relating to protection of the environment except, in any such case, where failure to comply could not result in a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

                  8M.      UTILITY COMPANY STATUS. Neither the Company nor any
Subsidiary is a (i) "holding company," a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended or (ii) public utility within the meaning of the Federal Power Act, as amended.

                  8N.      INVESTMENT COMPANY STATUS. Neither the Company nor
any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

                  8O.      DISCLOSURE. Neither this Agreement nor any other
document, certificate or statement furnished to any Purchaser by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, property or assets, condition (financial or otherwise) or operations of the Company or any of its Subsidiaries and which has not been set forth in this Agreement.

                  8P. RULE 144A. The Notes are not of the same class as securities of the Company, if any, listed on a national securities exchange, registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

                  8Q.      DELIVERY OF BANK AGREEMENT. The Company has delivered
to each Purchaser prior to the date hereof a true, correct and complete copy of the Bank Agreement, including all amendments and waivers of any provision thereof.

                  8R.      HOSTILE TENDER OFFERS. None of the proceeds of the
sale of any Notes will be used to finance a Hostile Tender Offer.

                  8S.      NO IMPROPER PAYMENT OR INFLUENCE. Neither the Company
nor any Subsidiary has directly or indirectly paid or delivered any fee, commission or other money or property, or engaged in any lobbying, influencing or other behavior, however characterized, to any agent, government official, regulatory body, governmental agency or other Person, in the United States or any other country, related to the business or operations of the Company or any of its Subsidiaries, and that the Company or any Subsidiary knows or has reason to believe to have been illegal under any federal, state, or local law of the United States or any other country having jurisdiction, or to have been for the purpose of, and to have had the effect of, inducing or encouraging the breach by the recipient thereof of any legal duties, whether as an employee or otherwise to another Person.

                  8T.      FOREIGN ENEMIES AND REGULATIONS. Neither the issue
and sale of the Notes by the Company nor its use of the proceeds thereof as contemplated by this Agreement will violate (A) any regulations promulgated or administered by the Office of Foreign Assets Control, United States Department of the Treasury, including without limitation, the Foreign Assets Control Regulations, the Transaction Control Regulations, the Cuban Assets Control Regulations, the Foreign Funds Control Regulations, the Iranian Assets Control Regulations, the Nicaraguan Trade Control Regulations, the South African Transaction Regulations, the Iranian Transactions Regulations, the Iraqi Sanctions Regulations, the Soviet Gold Coin Regulations, the Panamanian Transaction Regulations or the Libyan Sanctions Regulations of the United States Treasury Department, 31 C.F.R., Subtitle B, Chapter V, as amended, (B) the Trading with the Enemy Act, as amended, (C) Executive Orders 8389, 9095, 9193, 12543 (Libya), 12544 (Libya), 12722 or 12724 (Iraq), 12775 or 12779 (Haiti), or
12959 (Iran), as amended, of the President of the United States or (D) any rule, regulation or executive order issued or promulgated pursuant to the laws or regulations described in the foregoing clauses (A) -(C).

                  9.       REPRESENTATIONS OF THE PURCHASERS.

         Each Purchaser represents as follows:

                  9A.      NATURE OF PURCHASE. Such Purchaser is not acquiring
the Notes purchased by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser's property shall at all times be and remain within its control.

                  9B.      SOURCE OF FUNDS. At least one of the following
statements is an accurate representation as to each source of funds (the "SOURCE") to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

                  (i) the Source is an "insurance company general account" (as the term is defined in the United States Department of Labor's Prohibited Transaction Exemption ("PTE") 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the "NAIC ANNUAL STATEMENT")) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser's state of domicile; or

                  (ii) the Source is a separate account that is maintained solely in connection with such Purchaser's fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

                  (iii) the Source is either (a) an insurance company pooled separate account, within the meaning of PTE 90-1 or (b) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (iii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                  (iv) the Source constitutes assets of an "investment fund" (within the meaning of Part V of PTE 84-14 (the "QPAM EXEMPTION")) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (a) the identity of such QPAM and (b) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (iv); or

                  (v) the Source constitutes assets of a "plan(s)" (within the meaning of Section IV of PTE 96-23 (the "INHAM EXEMPTION")) managed by an "in-house asset manager" or "INHAM" (within the meaning of Part IV of the INHAM exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of "control" in Section IV(h) of the INHAM Exemption) owns a 5% or more interest in the Company and (a) the identity of such INHAM and (b) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (v); or

                  (vi)     the Source is a governmental plan; or

                  (vii) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (vii); or

                  (viii) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this paragraph 9B, the terms "employee benefit plan," "governmental plan," and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

                  10. DEFINITIONS; ACCOUNTING MATTERS. For the purpose of this Agreement, the terms defined in paragraphs 10A and 10B (or within the text of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in paragraph 10C.

                  10A.     YIELD-MAINTENANCE TERMS.

                  "CALLED PRINCIPAL" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

                  "DISCOUNTED VALUE" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on such Note is payable, if payable other than on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

                  "REINVESTMENT YIELD" shall mean, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date on the Treasury Yield Monitor page of Standard & Poor's MMS - Treasury Market Insight (or, if Standard & Poor's shall cease to report such yields in MMS - Treasury Market Insight or shall cease to be Prudential Capital Group's customary source of information for calculating yield-maintenance amounts on privately placed notes, then such source as is then Prudential Capital Group's customary source of such information), or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15(519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities. The Reinvestment Yield shall be rounded to that number of decimal places as appears in the coupon of the applicable Note.

                  "REMAINING AVERAGE LIFE" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  "REMAINING SCHEDULED PAYMENTS" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

                  "SETTLEMENT DATE" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

                  "YIELD-MAINTENANCE AMOUNT" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus
(ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

                  10B.     OTHER TERMS.

                  "ACCEPTANCE" shall have the meaning specified in paragraph 2F.

                  "ACCEPTANCE DAY" shall have the meaning specified in paragraph 2F.

                  "ACCEPTANCE WINDOW" shall have the meaning specified in paragraph 2F.

                  "ACCEPTED NOTE" shall have the meaning specified in paragraph 2F.

                  "ADDITIONAL COVENANT" shall mean any affirmative or negative covenant or similar restriction applicable to the Company or any Subsidiary (regardless of whether such provision is labeled or otherwise characterized as a covenant) the subject matter of which either (i) is similar to that of the covenants in paragraphs 5 and 6 of this Agreement, or related definitions in paragraph 10 of this Agreement, but contains one or more percentages, amounts or formulas that is more restrictive than those set forth herein or more beneficial to the holder or holders of the Indebtedness created or evidenced by the document in which such covenant or similar restriction is contained (and such covenant or similar restriction shall be deemed an Additional Covenant only to the extent that it is more restrictive or more beneficial) or (ii) is different from the subject matter of the covenants in paragraph 5 and 6 of this Agreement, or related definitions in paragraph 10 of this Agreement.

                  "ADDITIONAL DEFAULT" shall mean any provision contained in any document or instrument creating or evidencing Indebtedness of the Company which permits the holder or holders of Indebtedness to accelerate (with the passage of time or giving of notice or both) the maturity thereof or otherwise requires the Company or any Subsidiary to purchase such Indebtedness prior to the stated maturity thereof and which either (i) is similar to the Defaults and Events of Default contained in paragraph 7 of this Agreement, or related definitions in paragraph 10 of this Agreement, but contains one or more percentages, amounts or formulas that is more restrictive or has a shorter grace period than those set forth herein or is more beneficial to the holders of such other Indebtedness (and such provision shall be deemed an Additional Default only to the extent that it is more restrictive, has a shorter grace period or is more beneficial) or (ii) is different from the subject matter of the Defaults and Events of Default contained in paragraph 7 of this Agreement, or related definitions in paragraph 10 of this Agreement.

                  "AFFILIATE" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company, except a Subsidiary. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                  "AGREEMENT" shall have the meaning specified in paragraph 11C.

                  "AUTHORIZED OFFICER" shall mean (i) in the case of the Company, its chief executive officer, its chief financial officer or any vice president of the Company designated as an "Authorized Officer" of the Company for the purpose of this Agreement in an Officer's Certificate executed by the Company's chief executive officer or chief financial officer and delivered to Prudential and (ii) in the case of Prudential, any officer of Prudential designated as its "Authorized Officer" in the Purchaser Schedule or any officer of Prudential designated as its "Authorized Officer" for the purpose of this Agreement in a certificate executed by one of its Authorized Officers. Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom Prudential in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company, and any action taken under this Agreement on behalf of Prudential by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential and whom the Company in good faith believes to be an Authorized Officer of Prudential at the time of such action shall be binding on Prudential even though such individual shall have ceased to be an Authorized Officer of Prudential.

                  "AVAILABLE FACILITY AMOUNT" shall have the meaning specified in paragraph 2A.

                  "BANK AGREEMENT" shall mean the Loan Agreement dated as of July 31, 2003 among the Company, LaSalle Bank National Association ("LASALLE"), as Administrative Agent, and LaSalle and the other parties thereto, as "LENDERS", as amended from time to time, and any replacement agreement that serves as the Company's principal credit facility.

                  "BANKRUPTCY LAW" shall have the meaning specified in clause
(viii) of paragraph 7A.

                  "BUSINESS DAY" shall mean any day other than (i) a Saturday or a Sunday, (ii) a day on which commercial banks in New York City are required or authorized to be closed and (iii) for purposes of paragraph 2C hereof only, a day on which Prudential is not open for business.

                  "CANCELLATION DATE" shall have the meaning specified in paragraph 2I(4).

                  "CANCELLATION FEE" shall have the meaning specified in paragraph 2I(4).

                  "CAPITALIZED LEASE OBLIGATION" shall mean any rental obligation which, under GAAP, is or will be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expenses) in accordance with such principles.

                  "CLOSING DAY" shall mean, with respect to the Series A Notes, the Series A Closing and, with respect to any Accepted Note, the Business Day specified for the closing of the purchase and sale of such Accepted Note in the Request for Purchase of such Accepted Note, provided that (i) if the Company and the Purchasers which are obligated to purchase such Note agree in writing on an earlier Business Day for such closing, the "CLOSING DAY" for such Accepted Note shall be such earlier Business Day and (ii) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to paragraph 2H, the Closing Day for such Accepted Note, for all purposes of this Agreement except references to "original Closing Day" in paragraph 2I(3), shall mean the Rescheduled Closing Day with respect to such Accepted Note.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                  "COMPANY" shall mean Layne Christensen Company, a Delaware corporation.

                  "CONFIRMATION OF ACCEPTANCE" shall have the meaning specified in paragraph 2F.

                  "DEFAULT" shall have the meaning such term is given in the definition of "Event of Default" below.

                  "DEFAULT RATE" shall mean, for any Note at any time upon the occurrence of an Event of Default and until such Event of Default has been cured or waived in writing, a rate of interest per annum from time to time equal to the lesser of (i) the maximum rate permitted by applicable law and (ii) the greater of (a) 2% over the coupon rate for such Note in effect immediately prior to such Event of Default and (b) 2.0% over the rate of interest publicly announced by The Bank of New York from time to time in New York City as its Prime Rate.

                  "DELAYED DELIVERY FEE" shall have the meaning specified in paragraph 2I(3).

                  "EBITDA" shall mean, with respect to any Person for any fiscal period, without duplication, an amount equal to (a) consolidated Net Income of such Person for such period determined in accordance with GAAP, minus (b) the sum of (i) income tax benefits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), and (v) any other non-cash gains that have been added in determining consolidated

Net Income, in each case to the extent included in the calculation of consolidated Net Income of such Person for such period in accordance with GAAP, but without duplication, plus (c) the sum of (i) any provision for income taxes,
(ii) Interest Expense, (iii) loss from extraordinary items for such period, (iv) the amount of non-cash charges (including depreciation and amortization but excluding insurance expense) for such period, (v) amortized debt discount for such period, (vi) any aggregate net loss (but not any aggregate net gains) during such period arising from the sale, exchange or other disposition of capital assets by such Person and (vii) the amount of any deduction to consolidated Net Income as the result of any grant to any members of the management of such Person of any Stock, in each case to the extent included in the calculation of consolidated Net Income of such Person for such period in accordance with GAAP, but without duplication. For purposes of this definition, the following items shall be excluded in determining consolidated Net Income of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person's Subsidiaries; (2) equity earnings of other Persons accounted for on an equity basis, except to the extent received, on a consolidated basis, as cash dividends or distributions; (3) equity losses of other Persons accounted for on an equity basis, except to the extent such losses represent, on a consolidated basis, cash losses; (4) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (5) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (6) any write-up of any asset; (7) any net gain from the collection of the proceeds of life insurance policies; (8) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person; (9) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets; (10) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary; and (11) any income, gain or loss during such period from any discontinued operations or the disposition thereof.

                  "EBITDAR" shall mean, for any period, EBITDA plus Rental Expense plus, for the period July 31, 2003 through April 30, 2004, up to $1,000,000 of prepayment fees and deferred charges incurred in connection with the prepayment of the Existing Credit Agreement.

                  "ENVIRONMENTAL AND SAFETY LAWS" shall mean all laws relating to pollution, the release or other discharge, handling, disposition or treatment of Hazardous Substance and other substances or the protection of the environment or of employee health and safety, including without limitation, CERCLA, the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et. seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 7401 et. seq.), the Clean Air Act (42 U.S.C. Section 401 et. seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et. seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et. seq.) and the Emergency Planning and Community
Right-To-

Know Act (42 U.S.C. Section 11001 et. seq.), each as the same may be amended and supplemented.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA AFFILIATE" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

                  "EVENT OF DEFAULT" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "DEFAULT" shall mean any of such events, whether or not any such requirement has been satisfied.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

                  "EXISTING CREDIT AGREEMENT" shall mean the Credit Agreement dated as of July 9, 2002 among the Company, Boyles Bros. Drilling Company, Christensen Boyles Corporation, Layne Water Development and Storage, LLC, Layne Texas, Incorporated, Mid-Continent Drilling Company, Shawnee Oil & Gas, L.L.C., Stamm-Scheele Incorporated, Toledo Oil & Gas Services, Inc., Vibration Technology, Inc., the other credit parties signatory thereto, the lenders signatory thereto from time to time, General Electric Capital Corporation, as Agent and lender, and LaSalle Bank National Association, as Revolving Credit Agent and Lender.

                  "EXISTING CREDIT LOAN DOCUMENTS" shall mean the "Loan Documents", as defined in the Existing Credit Agreement.

                  "FACILITY" shall have the meaning specified in paragraph 2A.

                  "FIXED CHARGES" shall mean, for any period, for the Company and its Subsidiaries on a consolidated basis, the sum of (i) Rental Expense,
(ii) Interest Expense, and (iii) all dividends, distributions and redemptions with respect to any equity interests in the Company made in such period.

                  "GAAP" shall have the meaning specified in paragraph 10C.

                  "GUARANTEE" shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or service, regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

                  "HAZARDOUS SUBSTANCE" shall mean (i) any material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous material," "toxic substances" or any other formulations intended to define, list or classify substances by reason of their deleterious properties, (ii) any oil, petroleum or petroleum derived substance, (iii) any flammable substances or explosives, (iv) any radioactive materials, (v) asbestos in any form, (vi) electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million, (vii) pesticides or (viii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental agency or authority or which may or could pose a hazard to the health and safety of persons in the vicinity thereof.

                  "HEDGE TREASURY NOTE(S)" shall mean, with respect to any Accepted Note, the United States Treasury Note or Notes whose duration (as determined by Prudential) most closely matches the duration of such Accepted Note.

                  "HOSTILE TENDER OFFER" shall mean, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Company makes the Request for Purchase of such Note.

                  "INCLUDING" shall mean, unless the context clearly requires otherwise, "including without limitation".

                  "INDEBTEDNESS" shall mean, with respect to any Person and without duplication, on a combined or consolidated basis:

                           (i) all items (excluding items of contingency reserves, accrued insurance expense, minority interest or of reserves for deferred income taxes) which under GAAP are shown on the balance sheet as a liability (including without limitation Capitalized Lease Obligations excluding ordinary course trade accounts payable and accrued expenses shown as current liabilities);

                           (ii) indebtedness secured by any lien existing on property owned subject to such lien, whether or not the indebtedness secured thereby shall have been assumed (other than Liens permitted by paragraph 6B(1)(viii));

                           (iii) guarantees, endorsements (other than endorsement of negotiable instruments for collection in the ordinary course of business) and other contractual commitments (whether direct or indirect in connection with obligations, stock or dividends of any person) including, without limitation, liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for such Person's account by banks or other financial institutions, but only in respect of and to the extent of payments made under such letters of credit or instruments by the issuers thereof;

                           (iv)     mandatorily redeemable preferred stock;

                           (v)      swaps;

                           (vi)     Unfunded Pension Liabilities;

                           (vii) preferred stock of Subsidiaries held by third parties; and

                           (viii) the outstanding balance of the purchase price of uncollected accounts receivable subject at such time to a sale of receivables or other similar transaction, regardless of whether such transaction is effected without recourse or in a manner which would not be reflected on the balance sheet in accordance with GAAP.

                  "INHAM EXEMPTION" shall have the meaning specified in paragraph 9B.

                  "INTANGIBLES" shall mean and include, but is not limited to, at any date, general intangibles; software developed in-house or purchased, licensed or leased; accounts receivable and advances due from officers, directors, employees, stockholders, members, and owners;

licenses; good will; prepaid expenses; escrow deposits; covenants not compete; the excess of cost over book value of acquired assets; franchise fees; organizational costs; finance reserves held for recourse obligations; capitalized research and development costs; the capitalized cost of patents, trademarks, service marks and copyrights net of amortization; and other intangible assets.

                  "INTEREST EXPENSE" shall mean as of the date of determination thereof the sum of any interest and prepayment charges (except any prepayment and related charges associated with (A) a prepayment made pursuant to paragraph 4 of this Agreement and (B) the prepayment of the Existing Credit Agreement), if any, including without limitation, all net amounts payable (or receivable) under interest rate protection agreements and all imputed interest in respect of Capitalized Lease Obligations paid or payable by the Company, or any Subsidiary, during such period consolidated or combined in accordance with GAAP.

                  "INVESTMENTS" shall have the meaning specified in paragraph 6B(2).

                  "ISSUANCE FEE" shall have the meaning specified in paragraph 2I(2).

                  "ISSUANCE PERIOD" shall have the meaning specified in paragraph 2B.

                  "LAYNE ENERGY" shall mean a Wholly-Owned Subsidiary of the Company to be formed solely for the purpose of holding or operating certain of the Company's oil and gas business operations.

                  "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, minimum or compensating deposit arrangement, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

                  "MATERIAL SUBSIDIARY" shall mean any Subsidiary of the Company that (i) contributed at least 5% of the Company's Net Income or (ii) owns at least 5% of the Company's Tangible Assets, each as of the end of the prior fiscal years.

                  "MOODY'S" shall mean Moody's Investors Service, Inc. and its successors.

                  "MULTIEMPLOYER PLAN" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

                  "NAIC ANNUAL STATEMENT" shall have the meaning specified in paragraph 9B.

                  "NET INCOME" shall mean, for any computation period, with respect to the Company on a consolidated basis with its Subsidiaries (other than any Subsidiary which is restricted from declaring or paying dividends or otherwise advancing funds to its parent whether by contract or otherwise), cumulative net income earned during such period as determined in accordance with GAAP.

                  "NET PROCEEDS" shall mean the net cash proceeds from the sale or issuance of any equity securities, net of all underwriters' discounts and commissions, other marketing and selling expenses.

                  "NET WORTH" shall mean, as at any time of determination thereof, an amount equal to consolidated stockholders' equity of the Company and its Subsidiaries determined in accordance with GAAP (less amounts attributable to redeemable preferred stock and common stock).

                  "NOTE DOCUMENTS" shall mean this Agreement, the Notes, the Subsidiary Guaranty Agreement, the Sharing Agreement, and all other instruments, certificates, documents and other writings now or hereafter executed and delivered by the Company, any Subsidiary of the Company or any other Person pursuant to or in connection with any of the foregoing or any of the transactions contemplated thereby, and any and all amendments, restatements supplements and other modifications to any of the foregoing.

                  "NOTES" shall have the meaning specified in paragraph 1.

                  "OFFICER'S CERTIFICATE" shall mean a certificate signed in the name of the Company by an Authorized Officer of the Company.

                  "OPERATING LEASE" shall mean any lease of any property (whether real, personal or mixed) which is not a Capitalized Lease Obligation.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation.

                  "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                  "PICA" shall mean The Prudential Insurance Company of America, a New Jersey corporation.

                  "PLAN" shall mean any employee pension benefit plan (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

                  "PRIORITY DEBT" shall mean, at any time, the sum (without duplication) of (a) Indebtedness of the Company secured by Liens (except Liens permitted by paragraph 6B(1)(viii)), plus (b) all Indebtedness (excluding trade payables) or preferred stock of Subsidiaries owed to (or, in the case of preferred stock, owned by) any Person (other than Indebtedness secured by Liens permitted by paragraph 6B(1)(viii)) other than the Company or a Subsidiary Guarantor; provided, that Priority Debt shall not include Indebtedness represented by the Subsidiary Guarantees or guarantees of or other direct or indirect obligations or liabilities of Subsidiaries under, or in respect of, the Bank Agreement provided that the parties to the Bank Agreement are subject to the Sharing Agreement, plus (c) all preferred stock of the Company or other capital stock of the Company with any redemption rights.

                  "PRUDENTIAL" shall mean Prudential Investment Management, Inc.

                  "PRUDENTIAL AFFILIATE" shall mean (i) any corporation or other entity controlling, controlled by, or under common control with, Prudential either directly or through subsidiaries and (ii) any managed account or investment fund which is managed by Prudential or a Prudential Affiliate described in clause (i) of this definition. For purposes of this definition, the terms "control", "controlling" and "controlled" shall mean the ownership, directly or through subsidiaries, of a majority of a corporation's or other entity's Voting Stock or equivalent voting securities or interests.

                  "PTE" shall have the meaning specified in paragraph 9B.

                  "PURCHASERS" shall mean PICA and the Series A Purchasers with respect to the Series A Notes and, with respect to any Accepted Notes PICA and/or the Prudential Affiliate(s), which are purchasing such Accepted Notes.

                  "QPAM EXEMPTION" shall have the meaning specified in paragraph 9B.

                  "RELATED PARTY" shall mean (i) any shareholder, (ii) any executive officer, director, agent or employee of the Company, (iii) all persons to whom such Persons are related by blood, adoption or marriage and (iv) all Affiliates of the foregoing Persons.

                  "RENTAL EXPENSE" shall mean with reference to any period, the aggregate amount of all payments for rent or additional rent (including all payments for taxes and insurance made directly to the lessor, but excluding payments for maintenance, repairs, alterations, construction, demolition and the like) for which the Company or Subsidiaries are directly or indirectly liable (as lessee or as guarantor or other surety) under all Operating Leases in effect at any time during such period.

                  "REQUEST FOR PURCHASE" shall have the meaning specified in paragraph 2D.

                  "REQUIRED HOLDER(S)" shall mean the holder or holders of at least 51% of the aggregate principal amount of the Notes outstanding at such time.

                  "RESCHEDULED CLOSING DAY" shall have the meaning specified in paragraph 2H(3).

                  "RESPONSIBLE OFFICER" shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

                  "S & P" shall mean Standard & Poor's Ratings Group, a division of the McGraw-Hill Companies, Inc., and its successors.

                  "SEC" shall mean the Securities and Exchange Commission (or any governmental body or agency succeeding to the function of the Securities and Exchange Commission.)

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                  "SERIES" shall have the meaning specified in paragraph 1.

                  "SERIES A CLOSING" shall have the meaning specified in paragraph 2H(1).

                  "SERIES A NOTE(S)" shall have the meaning specified in paragraph 2H(1).

                  "SERIES A PURCHASERS" shall mean The Prudential Insurance Company of America, Pruco Life Insurance Company and Security Life of Denver Insurance Company.

                  "SHARING AGREEMENT" shall mean the Sharing Agreement in the form of Exhibit G attached hereto, as amended from time to time.

                  "SIGNIFICANT HOLDER" shall mean (i) Prudential, so long as Prudential or any Prudential Affiliate shall hold (or be committed under this Agreement to purchase) any Note or (ii) any other holder of at least 5% of the aggregate principal amount of the Notes from time to time outstanding.

                  "SOURCE" shall have the meaning specified in paragraph 9B.

                  "STRUCTURING FEE" shall have the meaning specified in paragraph 2I(1).

                  "SUBSIDIARY" shall mean, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Voting Stock is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of more than 50% of such Voting Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner.

                  "SUBSIDIARY GUARANTOR" shall mean each party to the Subsidiary Guaranty Agreement and any Subsidiary hereafter acquired or created, whether directly or indirectly, by the Company that has executed and delivered the Subsidiary Guaranty Agreement or any supplement thereto, pursuant to and as required by paragraph 5K.

                  "SUBSIDIARY GUARANTY AGREEMENT" shall mean the Subsidiary Guaranty Agreement in the form of Exhibit F hereto, as amended from time to time.

                  "TANGIBLE ASSETS" shall mean the consolidated assets of the Company and its Subsidiaries less, without duplication, (i) intangible assets including, without limitation, goodwill, licenses, organizational expense, unamortized debt discount and expense carried as an asset, all reserves and any write-up in the book value of assets and (ii) all reserves for depreciation and other asset valuation reserves (but excluding reserves for federal, state and other income taxes).

                  "TANGIBLE NET WORTH" shall mean Net Worth less Intangibles.

                  "TOTAL INDEBTEDNESS" shall mean the total Indebtedness of the Company and its Subsidiaries.

                  "TRANSFER" shall mean, with respect to any item, the sale, exchange, conveyance, lease, transfer or other disposition of such item.

                  "TRANSFEREE" shall mean any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under this Agreement.

                  "UNFUNDED PENSION LIABILITIES" shall mean, (1) with respect to each Plan maintained by such Person or any ERISA Affiliate of such Person, the amount by which such Plan's projected benefit obligations exceed the fair market value of its assets, as determined under Statement of Financial Accounting Standards No. 87, and (2) all asserted withdrawal liabilities of such Person or any ERISA Affiliate of such Person to a Multiemployer Plan.

                  "VOTING STOCK" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                  "WHOLLY OWNED SUBSIDIARY" shall mean any corporation organized under the laws of any state of the United States, Canada, or any province of Canada, which conducts the major portion of its business in and makes the major portion of its sales to Persons located in the United States or Canada, all of the stock of every class of which is, at the time as of which any determination is being made, owned by the Company either directly or through Wholly Owned Subsidiaries, and which has outstanding no options, warrants, rights or other securities entitling the holder thereof (other than the Company or a Wholly Owned Subsidiary) to acquire shares of capital stock of such corporation.

                  10C.     ACCOUNTING PRINCIPLES, TERMS AND DETERMINATIONS. All
references in this Agreement to "GAAP" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B.

                  11.      MISCELLANEOUS.

                  11A.     NOTE PAYMENTS. The Company agrees that, so long as
any Purchaser shall hold any Note, it will make payments of principal of, interest on, and any Yield-Maintenance Amount payable with respect to, such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City local time, on the date due) to the account or accounts of such Purchaser, if any, as are specified in the Purchaser Schedule attached hereto or to the applicable Confirmation of Acceptance, or, in the case of any Purchaser not named in such Purchaser Schedule or any Purchaser wishing to change the account specified for it in the Purchaser Schedule, such account or accounts in the United States as such Purchaser may from time to time designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as the Purchasers have made in this paragraph 11A. No holder shall be required to present or surrender any Note or make any notation thereon, except that upon written request of the Company made concurrently with or promptly after payment or prepayment in full of any Note, the applicable holder shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office.

                  11B.     EXPENSES. The Company agrees, whether or not the
transactions contemplated hereby shall be consummated, to pay, and save Prudential, each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including:

                  (i) (A) all stamp and documentary taxes and similar charges, (B) costs of obtaining a private placement number for the Notes and (C) fees and expenses of brokers, agents, dealers, investment banks or other intermediaries or placement agents, in each case as a result of the execution and delivery of this Agreement or the issuance of the Notes;

                  (ii) document production and duplication charges and the fees and expenses of any special counsel engaged by Prudential or such Purchaser or such Transferee in connection with (A) this Agreement and the transactions contemplated hereby and (B) any subsequent proposed waiver, amendment or modification of, or proposed consent under, this Agreement, whether or not the proposed action shall be effected or granted;

                  (iii) the costs and expenses, including attorneys' and financial advisory fees, incurred by Prudential or such Purchaser or such Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of Prudential or such Purchaser's or such Transferee's having acquired any Note, including without limitation costs and expenses incurred in any workout, restructuring or renegotiation proceeding or bankruptcy case; and

                  (iv) any judgment, liability, claim, order, decree, cost, fee, expense, action or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company.

                  The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or Transferee and the payment of any Note. The Company's obligations under clause (ii)(A) of this paragraph 11B shall be deemed to have been fully satisfied upon payment of the Structuring Fee.

                  11C.     CONSENT TO AMENDMENTS. This Agreement may be amended,
and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except that, (i) with the written consent of the holders of all Notes of a particular Series, and if an Event of Default shall have occurred and be continuing, of the holders of all Notes of all Series, at the time outstanding (and not without such written consents), the Notes of such Series may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the time of payment of, or increase the rate of, interest on or any Yield-Maintenance Amount payable with respect to the Notes of such Series, (ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of paragraph 7A or this paragraph 11C insofar as such provisions relate to proportions of the principal amount of the Notes of any Series, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver or declaration, (iii) with the written consent of Prudential (and not without the written consent of Prudential) the provisions of paragraph 2 may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver) and (iv) with the written consent of all of the Purchasers which shall have become obligated to purchase Accepted Notes of any Series (and not without the written consent of all such Purchasers), any of the provisions of paragraphs 2 and 3 may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

                  11D.     FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES;
LOST NOTES. The Notes are issuable as registered notes without coupons in denominations of at least $100,000, except as may be necessary to reflect any principal amount not evenly divisible by $100,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Each installment of principal payable on each installment date upon each new
Note issued upon any such transfer or exchange shall be in the same proportion to the unpaid principal amount of such new Note as the installment of principal payable on such date on the Note surrendered for registration of transfer or exchange bore to the unpaid principal amount of such Note. No reference need be made in any such new Note to any installment or installments of principal previously due and paid upon the Note surrendered for registration of transfer or exchange. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

                  11E.     PERSONS DEEMED OWNERS; PARTICIPATIONS. Prior to due
presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest on, and any Yield-Maintenance Amount payable with respect to, such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

                  11F.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
AGREEMENT. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement, the Notes, the letter dated May 28, 2003 between the Company and Prudential and each Confirmation of Acceptance embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

                  11G.     SUCCESSORS AND ASSIGNS. All covenants and other
agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not. Each Purchaser and each Transferee hereby agree that upon becoming a holder of any Note it shall become, without any further action on the part of such Person or the parties to the Sharing Agreement, a party to the Sharing Agreement and the terms of the Sharing Agreement shall bind and inure to the benefit of such Person.

                  11H.     NOTICES. All written communications provided for
hereunder (other than communications provided for under paragraph 2) shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to Prudential or any Purchaser, addressed as specified for such communications in the Purchaser Schedule attached hereto (in the case of the Series A Notes) or the Purchaser Schedule attached to the applicable Confirmation of Acceptance (in the case of any Notes issued after the date hereof) or at such other address as Prudential or any such Purchaser shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to it at such address as it shall have specified in writing to the Company, or, if any such holder shall not have so specified an address, then addressed to such holder in care of the last holder of such Note which shall have so specified an address to the Company and (iii) if to the Company, addressed to it at 1900 Shawnee Mission Parkway, Mission Woods, Kansas 66205, Attention: Vice President -- Finance, provided, however, that any such communication to the Company may also, at the option of the Person sending such communication, be delivered by any other means either to the Company at its address specified above or to any Authorized Officer of the Company. Any communication pursuant to paragraph 2 shall be made by the method specified for such communication in paragraph 2, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a telecopier communication, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the telecopier terminal the number of which is listed for the party receiving the communication in the Purchaser Schedule or at such other telecopier terminal as the party receiving the information shall have specified in writing to the party sending such information.

                  11I.     PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this
Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on, or Yield-Maintenance Amount payable with respect to, any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any series of the Notes is a date other than a Business Day, then and in such event payment shall be made on the next succeeding Business Day, but shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

                  11J.     SEVERABILITY. Any provision of this Agreement which
is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  11K.     DESCRIPTIVE HEADINGS. The descriptive headings of the
several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                  11L.     SATISFACTION REQUIREMENT. If any agreement,
certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to Prudential, any Purchaser, to any holder of Notes or to the Required Holder(s), the determination of such satisfaction shall be made by Prudential, such Purchaser, such holder or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

                  11M.     GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND
ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

                  11N.     SEVERALTY OF OBLIGATIONS. The sales of Notes to the
Purchasers are to be several sales, and the obligations of Prudential and the Purchasers under this Agreement are several obligations. No failure by Prudential or any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or the Company of any of its obligations hereunder, and neither Prudential nor any Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other such Person hereunder.

                  11O.     COUNTERPARTS. This Agreement may be executed in any
number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  11P.     BINDING AGREEMENT. When this Agreement is executed
and delivered by the Company, Prudential and the Purchasers of the Series A Notes, it shall become a binding agreement between the Company, Prudential and the Purchasers of the Series A Notes. This Agreement shall also inure to the benefit of each Purchaser which shall have executed and delivered a Confirmation of Acceptance, and each such Purchaser shall be bound by this Agreement to the extent provided in such Confirmation of Acceptance.

                  11Q.     WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION.

                  (i) THE COMPANY, PRUDENTIAL AND EACH HOLDER OF NOTES HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION OF ANY CLAIM WHICH IS BASED HEREON, OR ARISES OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER NOTE DOCUMENTS, OR ANY TRANSACTIONS RELATING HERETO OR THERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE COMPANY, PRUDENTIAL OR THE HOLDERS OF THE NOTES. THE COMPANY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR PRUDENTIAL AND EACH PURCHASER TO BECOME A PARTY TO THIS AGREEMENT AND TO PURCHASE NOTES HEREUNDER.

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

                  (ii) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES, THE OTHER NOTE DOCUMENTS OR ANY TRANSACTIONS RELATING HERETO OR THERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE COMPANY, PRUDENTIAL OR THE HOLDERS OF NOTES MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND THE COMPANY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. THE COMPANY, PRUDENTIAL AND EACH HOLDER OF NOTES HEREBY IRREVOCABLY WAIVES ANY OBJECTIONS, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

                  (iii) The Company hereby agrees that process may be served on it by certified mail, return receipt requested, to the addresses pertaining to it as specified in paragraph 11H or on CT Corporation System, Inc., located at 111 Eighth Avenue, New York, New York 10011, and hereby appoints CT Corporation System, Inc. as its agent to receive such service of process. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against the Company if given by registered or certified mail, return receipt requested, or by any other means or mail which requires a signed receipt, postage prepaid, mailed as provided above. In the event CT Corporation System, Inc. shall not be able to accept service of process as aforesaid and if the Company shall not maintain an office in New York City, the Company shall promptly appoint and maintain an agent qualified to act as an agent for service of process with respect to the courts specified in paragraph 11Q(ii), and acceptable to the Required Holder(s), as the Company's authorized agent to accept and acknowledge on the Company's behalf service of any and all process which may be served in any such action, suit or proceeding.

                  If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon this letter shall become a binding agreement between the Company and you.

                                       Very truly yours,

                                       LAYNE CHRISTENSEN COMPANY

                                       By: /s/ Jerry W. Fanska
                                           -------------------------------------
                                           Name: Jerry W. Fanska
                                           Title: Vice President-Finance

The foregoing Agreement is hereby accepted as of the date first above written.

PRUDENTIAL INVESTMENT MANAGEMENT, INC.

By: /s/ B. Lemons
    ---------------------------------------
    Vice President

THE PRUDENTIAL INSURANCE COMPANY
  OF AMERICA

By: /s/ B. Lemons
    ---------------------------------------
    Vice President

PRUCO LIFE INSURANCE COMPANY

By: /s/ B. Lemons
    ---------------------------------------
    Vice President

SECURITY LIFE OF DENVER INSURANCE COMPANY

By: Prudential Private Placement Investors,
    L.P. (as Investment Advisor)

By: Prudential Private Placement Investors, Inc.
    (as its General Partner)

    By: /s/ B. Lemons
        -----------------------------------
        Vice President

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